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                                                                    EXHIBIT 10.1

                          SAFEGUARD SCIENTIFICS, INC.
                         RESTRICTED STOCK GRANT LETTER
                       DATE OF GRANT: February 28, 2000

     This Restricted Stock Grant is granted by Safeguard Scientifics, Inc., a Pennsylvania corporation (the "Company") to Gerald A. Blitstein (the "Grantee") this 28th day of February, 2000, as an inducement to Grantee's joining the Company in the position of Senior Vice President and Chief Financial Officer.

1.   Stock Grant
     -----------

     The Company hereby offers to the Grantee the opportunity to acquire from the Company 25,000 shares of common stock of the Company, $.10 par value (the "Shares"), for no consideration.

     Subject to the Grantee's acceptance of this offer the Company will prepare and issue a certificate representing the Shares, which shall be registered in the name of the Grantee and which shall bear the following restrictive legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COUNSEL, OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

2.   Acceptance by the Grantee; Deposit of Certificates into Escrow
     --------------------------------------------------------------

     The Grantee shall signify acceptance of the offer to acquire the Shares by delivering to the Company an executed copy of the Acceptance of Grant attached as Exhibit A hereto.

     Upon receipt from the Grantee of the executed copy of the Acceptance of Grant and approval by the New York Stock Exchange of the Supplemental Listing Application relating to the Shares, the Company shall cause a certificate representing the Shares to be issued in Grantee's name.

3.   Withholding of Taxes
     --------------------

     The Company's income tax withholding obligation with respect to the Shares will be satisfied, in whole or in part, as the case may be, by having Shares withheld equal to the lesser of 10,000 shares or the amount of the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities.

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4.   No Contract for Employment
     --------------------------

     Nothing contained in this Grant Letter shall be deemed to require the Company to continue the Grantee's employment.

5.   Administration
     --------------

     All questions of interpretation of this Grant shall be determined by the Compensation Committee of the Company's Board of Directors, in its discretion, and any such determination shall be final and binding upon all persons. The validity, construction and effect of this Grant shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

                                        SAFEGUARD SCIENTIFICS, INC.


                                        By: /s/ Harry Wallaesa
                                           --------------------------------
                                            Harry Wallaesa, President and
                                            Chief Operating Officer

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                                                                       EXHIBIT A

                              ACCEPTANCE OF GRANT

     The Grantee acknowledges and agrees with the terms and conditions of the attached Grant Letter pursuant to which Safeguard Scientifics, Inc. (the "Company") has offered the Grantee the opportunity to acquire 25,000 shares of common stock of the Company, $.10 par value (the "Shares").

     As a condition to the issuance of the Shares, the Grantee hereby represents and warrants to the Company and agrees with the Company as follows:

     1.   Investment Intent. The Grantee is acquiring the Shares for the
          -----------------
Grantee's own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the 1933 Act. The Grantee represents that the entire legal and beneficial interest in the Shares is being acquired, and will be held, for the Grantee's account only, and neither in whole or in part for any other person.

     2.   Information Concerning the Company. The Grantee has heretofore had the
          ----------------------------------
opportunity to discuss with officers and directors of the Company the plans, operations and financial condition of the Company and has heretofore received all such information as the Grantee has requested.

     3.   Economic Risk. The Grantee understands that the Shares are highly
          -------------
speculative securities involving a high degree of risk. The Grantee is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of value of the Shares.

     4.   Restricted Securities.  The Grantee understands that the Shares will
          ---------------------
not be registered under the Securities Act of 1933, that the Company has no obligation to register the Shares, and that the Shares may not be resold except in accordance with Rule 144. Grantee acknowledges that he is familiar with Rule 144, which provides for the resale of restricted securities. In its present form, Rule 144 generally provides that routine sales of restricted securities may be made in reliance thereon if (i) such securities have been beneficially owned for a period of at least one year by the person for whose account they are sold, (ii) the amount sold does not exceed in any three-month period the greater of one percent of the class outstanding or the average weekly volume reported on all exchanges or quotation systems during the four weeks preceding the filing of the required notice of sale, (iii) adequate information is available to the public in regard to the issuer of the securities, and (iv) a notice of the sale on Form 144 is timely filed.

     5.   Legends.  The Grantee understands that the certificates representing
          -------
the Shares will bear any legends required by the securities or "blue sky" laws of any state in addition to the legends set forth in the Grant Letter.

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     The Grantee, intending to be legally bound hereby, has executed this
Acceptance of Grant as of the date set forth below.

Dated: February 28, 2000

                                        GRANTEE:


                                        /s/ Gerald A. Blitstein
                                        ------------------------------
                                        Gerald A. Blitstein

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